     As filed with the Securities and Exchange Commission on June 26, 2000


                                            Registration Statement No. 333-37410

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                     AMENDMENT NO. 1 TO PART II OF FORM S-1


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             AMERIGROUP CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                          6324                         54-1739323
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)

                            ------------------------
                             4425 CORPORATION LANE
                         VIRGINIA BEACH, VIRGINIA 23462
                                 (757) 490-6900
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                              JEFFREY L. MCWATERS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             4425 CORPORATION LANE
                         VIRGINIA BEACH, VIRGINIA 23462
                                 (757) 490-6900
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

            STACY J. KANTER, ESQ.                       WILLIAM J. GRANT, JR., ESQ.
   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP               WILLKIE FARR & GALLAGHER
              FOUR TIMES SQUARE                              787 SEVENTH AVENUE
        NEW YORK, NEW YORK 10036-6522                     NEW YORK, NEW YORK 10019
                (212) 735-3000                                 (212) 728-8000

                            ------------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                        PROPOSED
           TITLE OF EACH CLASS OF                  MAXIMUM AGGREGATE                 AMOUNT OF
        SECURITIES TO BE REGISTERED                OFFERING PRICE(1)              REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01...............          $86,250,000                    $22,770(2)
--------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(2) Previously paid with the initial filing on May 19, 2000.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, all of which will be paid by the Company. All amounts are estimates, other than the registration fee and the NASD fee.

Registration fee............................................  $27,770
NASD fee....................................................    9,125
Nasdaq National Market application and listing fee..........        *
Accounting fees and expenses................................        *
Legal fees and expenses.....................................        *
Printing and engraving......................................        *
Transfer Agent fees and expenses............................        *
Blue sky fees and expenses..................................        *
Miscellaneous expenses......................................        *
                                                              -------
          Total.............................................  $     *
                                                              =======

---------------
* To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law ("DGCL") as amended allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of AMERIGROUP) by reason of the fact that the person is or was a director, officer, agent or employee of the AMERIGROUP or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of AMERIGROUP, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the AMERIGROUP as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to AMERIGROUP, unless the court believes that in light of all the circumstances indemnification should apply.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     Our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to AMERIGROUP or its stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

     - for any transaction from which the director derived an improper personal benefit.

     These provisions are permitted under Delaware law.

     Our Amended and Restated Bylaws provide that:

     - we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

     - we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our Board of Directors; and

     - we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

     The indemnification provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restate By-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In the past three years, AMERIGROUP Corporation has issued and sold the following securities:

     - 2,000,000 shares of Series E Redeemable Preferred Stock and warrants to purchase 2,250,000 shares of common stock to institutional investors in two tranches, the first of which was in July 1998 and the second of which was in January 1999 for a total consideration of $10 million.

     - warrants to purchase 50,000 shares of common stock to Silicon Valley Bank in connection with securing a $10 million Loan and Security Agreement in May 1998.

     - 4,500,000 shares of Series D Convertible Preferred Stock issued in escrow in connection with the purchase by AMERIGROUP of the businesses of Prudential Health Care in 1999.

     - options to purchase 831,503 shares of common stock issued to employees in 1997; options to purchase 542,000 shares of common stock issued to employees in 1998 and options to purchase 779,191 shares of common stock issued to employees in 1999.

     The issuances described above in this Item 15 were deemed exempt from registration under the Securities Act in reliance on either: (1) Rule 701 promulgated under the Securities Act as offers and sales of securities pursuant to certain compensatory benefit plans and contracts relating to compensation in compliance with Rule 701; or (2) Section 4(2) of the Securities Act, including Regulation D thereunder, as transactions by an issuer not involving any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     a. Exhibits


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 1.0       Form of Underwriting Agreement.*
 3.1       Amended and Restated Certificate of Incorporation of the
           Company.*
 3.2       By-Laws of the Company.*
 3.3       Form of share certificate for common stock.*
 3.4       AMERIGROUP Corporation Second Restated Investor Rights
           Agreement, dated July 28, 1998.
 3.5       Silicon Valley Registration Rights Agreement, entered into as of May 15, 1998.
 3.6       Stock Restriction and Registration Rights Agreement, between
           AMERIGROUP Corporation and Prudential Health Care Plan, Inc.
 3.7       Form of warrant issued in connection with the sale of Series
           E Redeemable Preferred Stock.
 3.8       Common Stock Purchase Warrant Issued to Silicon Valley Bank,
           dated May 15, 1998.
 5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
10.1       1999 Contract for Services between the Texas Department of
           Health ("TDH") and HMO (Harris Service Area), dated August
           9, 1999.
10.2       1999 Contract For Services between the TDH and HMO (Tarrant
           Service Area), dated August 9, 1999.
10.3       1999 Contract for Services between TDH and HMO (Harris
           County Service Area, STAR+PLUS Contract).
10.4       1999 Contract For Services between TDH and HMO (Dallas
           Service Area).
10.5       Children's Health Insurance Program Agreement for the
           Provision of Health Care Services between the Texas
           Department of Health and Human Services Commission and
           AMERICAID Texas, Inc., d/b/a Amerikids, dated January 19,
           2000.
10.6       Contract between State of New Jersey, Department of Human
           Services, Division of Medical Assistance and Health Services
           and [Americaid New Jersey, Inc.], Contractor, (expiring,
           October 2000), as amended.
10.7       State of Illinois, Department of Public Aid Contract for
           Furnishing Health Services by a Health Maintenance
           Organization, dated April 1, 2000.
10.8       Managed Care Organization HealthChoice Provider Agreement,
           dated as of January 1, 2000.
10.9       District of Columbia Medicaid Managed Care Program,
           Department of Health, Prepaid, Capital Risk Contract.
10.10      1994 Stock Plan.
10.11      2000 Equity Incentive Plan.*
10.12      Employee Stock Purchase Plan.*
10.13      Management Incentive Plan.*
10.14      Employment Agreement of Jeffrey L. McWaters.
10.15      Employment Agreement of Lorenzo Childress, Jr., M.D.
10.16      Form of Officer and Director Indemnification Agreement.

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
10.17      CCPN and HMO Medicaid Agreement By and Between Americaid
           Texas Inc., d/b/a Americaid Community Care, and Cook
           Children's Physician Network, A Texas 5.01 Non-profit
           Corporation, dated as of October 9, 1997, as amended.
10.18      Third Medical Assistance Medical Services Agreement between
           Prudential Health Care Plan, Inc. and Johns Hopkins Medical
           Services Corporation, dated August 2, 1996, assigned to the
           Company pursuant to the Amendment and Assignment of Third
           Medical Assistance Medical Service Agreement, as of April
           30, 1999.
10.19      Loan and Security Agreement, between AMERIGROUP Corporation, as borrower, and The Financial Institutions Party Thereto
           From Time to Time, as Lender and Fleet Capital Corporation,
           as Agent, dated November 9, 1999.
21.1       List of Subsidiaries.*
23.1       Consent of KPMG LLP with respect to the financial statements of the registrant.+
23.2       Consent of KPMG LLP with respect to the Medicaid Business of
           Oxford Health Plans (NJ), Inc.+
23.3       Consent of Skadden, Arps, Slate, Meagher & Flom LLP.*
24.1       Power of Attorney (included on signature page of the
           Registration Statement).
27         Financial Data Schedule.+


---------------
* To be filed by amendment.


+ Previously filed.


     b. Financial Statement Schedule

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake to provide to the underwriters at the closing certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the provisions described in Item 14, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrants against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
     (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 26, 2000.


                                          AMERIGROUP CORPORATION

                                          By:   /s/ JEFFREY L. MCWATERS
                                            ------------------------------------
                                              Name: Jeffrey L. McWaters
                                              Title: Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                                                                  TITLE                     DATE
                                                                  -----                     ----

              /s/ JEFFREY L. MCWATERS                Chairman, Chief Executive          June 26, 2000
---------------------------------------------------  Officer and President
                Jeffrey L. McWaters

                         *                           Chief Financial Officer            June 26, 2000
---------------------------------------------------
                   Sherri E. Lee

                         *                           Chief Accounting Officer           June 26, 2000
---------------------------------------------------
                 Kathleen K. Toth

                         *                           Director                           June 26, 2000
---------------------------------------------------
                  C. Sage Givens

                         *                           Director                           June 26, 2000
---------------------------------------------------
                William J. McBride

                         *                           Director                           June 26, 2000
---------------------------------------------------
                 Carlos A. Ferrer

                                                                  TITLE                     DATE
                                                                  -----                     ----
                         *                                      Director                June 26, 2000
---------------------------------------------------
                  Kay Coles James

                         *                                      Director                June 26, 2000
---------------------------------------------------
              Charles W. Newhall III


---------------

*By Jeffrey L. McWaters, Attorney-in-Fact.

                                                                     SCHEDULE II

                             AMERIGROUP CORPORATION
                 SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS

                                                             ADDITIONS -   DEDUCTIONS -
                                                 BALANCE,      AMOUNTS       AMOUNTS
                                                 BEGINNING   CHARGED TO    CREDITED TO     BALANCE,
                                                  OF YEAR      EXPENSE       EXPENSE      END OF YEAR
                                                 ---------   -----------   ------------   -----------
Valuation Allowance on Deferred Tax Assets

Year Ended December 31, 1997...................   $5,443       $3,267        $    --        $8,710
Year Ended December 31, 1998...................   $8,710       $   --        $(1,342)       $7,368
Year Ended December 31, 1999...................   $7,368       $   --        $(7,368)       $   --

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 1.0      Form of Underwriting Agreement.*
 3.1      Amended and Restated Certificate of Incorporation of the
          Company.*
 3.2      By-Laws of the Company.*
 3.3      Form of share certificate for common stock.*
 3.4      AMERIGROUP Corporation Second Restated Investor Rights
          Agreement, dated July 28, 1998.
 3.5      Silicon Valley Registration Rights Agreement, entered into as of May 15, 1998.
 3.6      Stock Restriction and Registration Rights Agreement, between
          AMERIGROUP Corporation and Prudential Health Care Plan, Inc.
 3.7      Form of warrant issued in connection with the sale of Series
          E Redeemable Preferred Stock.
 3.8      Common Stock Purchase Warrant Issued to Silicon Valley Bank,
          dated May 15, 1998.
 5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
10.1      1999 Contract for Services between the Texas Department of
          Health ("TDH") and HMO (Harris Service Area), dated August
          9, 1999.
10.2      1999 Contract For Services between the TDH and HMO (Tarrant
          Service Area), dated August 9, 1999.
10.3      1999 Contract for Services between TDH and HMO (Harris
          County Service Area, STAR+PLUS Contract).
10.4      1999 Contract For Services between TDH and HMO (Dallas
          Service Area).
10.5      Children's Health Insurance Program Agreement for the
          Provision of Health Care Services between the Texas
          Department of Health and Human Services Commission and
          AMERICAID Texas, Inc., d/b/a Amerikids, dated January 19,
          2000.
10.6      Contract between State of New Jersey, Department of Human
          Services, Division of Medical Assistance and Health Services
          and [Americaid New Jersey, Inc.], Contractor, (expiring,
          October 2000), as amended.
10.7      State of Illinois, Department of Public Aid Contract for
          Furnishing Health Services by a Health Maintenance
          Organization, dated April 1, 2000.
10.8      Managed Care Organization HealthChoice Provider Agreement,
          date as of January 1, 2000.
10.9      District of Columbia Medicaid Managed Care Program,
          Department of Health, Prepaid, Capital Risk Contract.
10.10     1994 Stock Plan.
10.11     2000 Equity Incentive Plan.*
10.12     Employee Stock Purchase Plan.*
10.13     Management Incentive Plan.*
10.14     Employment Agreement of Jeffrey L. McWaters.
10.15     Employment Agreement of Lorenzo Childress, Jr., M.D.
10.16     Form of Officer and Director Indemnification Agreement.
10.17     CCPN and HMO Medicaid Agreement By and Between Americaid
          Texas Inc., d/b/a Americaid Community Care, and Cook
          Children's Physician Network, A Texas 5.01 Non-profit
          Corporation, dated as of October 9, 1997, as amended.
10.18     Third Medical Assistance Medical Services Agreement between
          Prudential Health Care Plan, Inc. and Johns Hopkins Medical
          Services Corporation, dated August 2, 1996, assigned to the
          Company pursuant to the Amendment and Assignment of Third
          Medical Assistance Medical Service Agreement as of April 30,
          1999.
10.19     Loan and Security Agreement, between AMERIGROUP Corporation, as borrower, and The Financial Institutions Party Thereto
          From Time to Time, as Lender and Fleet Capital Corporation,
          as Agent, dated November 9, 1999.
21.1      List of Subsidiaries.*

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
23.1      Consent of KPMG LLP with respect to the financial statements of the registrant.+
23.2      Consent of KPMG LLP with respect to the Medicaid Business of
          Oxford Health Plans (NJ), Inc.+
23.3      Consent of Skadden, Arps, Slate, Meagher & Flom LLP.*
24.1      Power of Attorney (included on signature page of the
          Registration Statement).
27        Financial Data Schedule.+


---------------
* To be filed by amendment.


+ Previously filed.